                                                                    Exhibit 4.1

PREFERRED SHARES                                                PREFERRED SHARES
    NUMBER                                                            SHARES

----------------                                                ----------------
     PI
----------------                                                ----------------

                  DEVELOPERS DIVERSIFIED REALTY CORPORATION

 THIS CERTIFICATE IS TRANSFERABLE IN                           CUSIP 251591 79 8
      CLEVELAND, OH OR NEW YORK, NY                         SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS
 INCORPORATED UNDER THE LAWS OF
      THE STATE OF OHIO



THIS CERTIFIES THAT







IS THE OWNER OF


FULLY PAID AND NONASSESSABLE 7.50% CLASS I CUMULATIVE REDEEMABLE PREFERRED SHARES, WITHOUT PAR VALUE, ($500.00 LIQUIDATION PERFERENCE PER SHARE) OF

Developers Diversified Realty Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
           NATIONAL CITY BANK
               TRANSFER AGENT AND REGISTRAR

BY:                                 /s/ Joan U. Allgood   /s/ Scott A. Wolstein
                 AUTHORIZED SIGNATURE         SECRETARY              PRESIDENT


                             CERTIFICATE OF STOCK

                  DEVELOPERS DIVERSIFIED REALTY CORPORATION


        The Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation's Amended and Restated Articles of Incorporation, as amended, no Person may Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of 9.8% of the outstanding Preferred Shares of such series. Any
Person who attempts to Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as amended, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Preferred Shares represented hereby may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation's Amended and Restated Articles of Incorporation, as amended.

        The following abbreviations, when used in the instructions on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM --as tenants in common               UNIF GIFT MIN ACT--__________Custodian__________
TEN ENT --as tenants by the entireties                           (Cust)             (Minor)
JT TEN  --as joint tenants with right of                    under Uniform Gifts to Minors
          survivorship and not as tenants                   Act_____________________
          in common

    Additional abbreviations may also be used though not in the above list.


                                  ASSIGNMENT

        For value received,______________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________ Preferred Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Preferred Shares on the books of the within named Corporation with full power of substitution in the premises.


Dated: _____________    Signature(s): ________________________________________


                                      ________________________________________
                                      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME(S) AS
                                      WRITTEN UPON THE FACE OF THE CERTIFICATE
                                      IN EVERY PARTICULAR, WITHOUT ALTERATION
                                      OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                Signature Guaranteed:
                                      ________________________________________
                                      THE SIGNATURE(S) MUST BE GUARANTEED BY AN
                                      ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                      STOCKBROKERS, SAVINGS AND LOAN
                                      ASSOCIATIONS AND CREDIT UNIONS) WITH
                                      MEMBERSHIP IN AN APPROVED SIGNATURE
                                      GUARANTEE MEDALLION PROGRAM, PURSUANT TO
                                      S.E.C. RULE 17Ad-15.